Exhibit 10.17

GUARANTY

This GUARANTY is made as of this 13th day of February, 2004 by the undersigned guarantors (each a “Guarantor” and any and all collectively, the “Guarantors”) to Comerica Bank (“Bank”).

RECITALS

A.                                   Pursuant to that Interactive Health LLC Credit Agreement dated as of December 30, 2003 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Interactive Health LLC, a Delaware limited liability company (“Company”) and Comerica Bank (“Bank”), the Bank has agreed to extend credit to the Company on the terms set forth in the Credit Agreement, with such credit consisting of (i) the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding, (ii) as part of the Revolving Credit, a facility for the issuance of letter(s) of credit (“Letter(s) of Credit”) for the account of the Company pursuant to Section 4 of the Credit Agreement, and (iii) as part of the Revolving Credit, a facility for the creation and discounting of bankers acceptances (“Acceptances”) pursuant to Section 4 of the Credit Agreement.

B.                                     As a condition to entering into and performing their respective obligations under the Credit Agreement, the Bank has required that each of the Guarantors deliver this Guaranty to the Bank.

C.                                     Each of the Guarantors desires to see the success of the Company and furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Company.

D.                                    The business operations of the Company and the Guarantors are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and the proceeds of advances under the Revolving Credit and other credit facilities extended under the Credit Agreement will directly or indirectly benefit the Company and the Guarantors hereunder, severally and jointly.

NOW, THEREFORE, to induce Bank to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this guaranty (as amended and otherwise modified from time to time, this “Guaranty”).

1.                                       Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Credit Agreement. The term “Bank” as used herein shall include any successors or assigns of the Bank in accordance with the Credit Agreement.

2.                                       Guaranty. Each of the Guarantors, hereby, jointly and severally, guarantees to the Bank the due and punctual payment to the Bank when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Company, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with all Indebtedness under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising including but not limited to:

(a)                                  all of Company’s obligations contained in or arising under or in connection with the Credit Agreement and the Revolving Credit Notes issued by it from time to time pursuant to the Credit Agreement, and all obligations of Company contained in or arising under the other Loan Documents executed by it;

(b)                                 any Letters of Credit issued or to be issued pursuant to the Credit Agreement, and any Acceptances created or to be created pursuant to the Credit Agreement and all of Company’s obligations contained in arising under any and all applications, agreements or other documentation executed or to be executed in connection therewith;

(c)                                  the obligations of Company for payment of all sums loaned, paid out, expended or advanced by or for the account of the Bank under the terms of the Credit Agreement or the other Loan Documents, in connection with the collateral or any of the documents or instruments described in Guaranty, the Credit Agreement or the other Loan Documents;

(d)                                 all other Indebtedness (as defined in the Credit Agreement) of the Company, any Guarantor and/or any other Loan Party, under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising; and

(e)                                  all extensions, renewals and amendments of or to any of the foregoing, or such other Indebtedness;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Bank) or otherwise, and each of the Guarantors hereby jointly and severally agrees that if the Company shall fail to pay any of such amounts when and as the same shall be due and payable, whether by acceleration or otherwise (subject to any applicable periods of grace or cure), each of such Guarantors, will forthwith pay to the Bank, an amount equal to any such amount or cause the Company to do so, and will pay any and all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by the Bank in collecting any of the foregoing obligations.

3.                                       Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement, the Letters of Credit (and any application or related documentation in connection therewith), the Acceptances (and any related documentation in connection therewith) or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Company under the Credit Agreement, or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement, the Letters of Credit (and any application or related documentation in connection therewith), the Acceptances (and any related documentation in connection therewith) or any of the other Loan Documents, any right to require a proceeding first against the Company, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of the Company, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 5.8 hereof, upon final payment in full of all Indebtedness due and to become due from the Company as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each Guarantor hereby further covenants that no security now or subsequently held by the Bank for the payment of the Indebtedness of the Company to the Bank under the Credit Agreement, the Letters of Credit (and any application or related documentation in connection therewith), the Acceptances (and any related documentation in connection therewith) or the other Loan Documents (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Bank in respect of such security, shall affect in any manner whatsoever the  unconditional obligations of this Guaranty, and that the Bank in its sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guaranty.

Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of the Bank to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company, any or all of the Guarantors or any other person including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Company or any or all of the Guarantors, or any other party providing collateral for any Indebtedness of the Company covered by this Guaranty, or any of their respective Affiliates; (iii) the election by the

Bank, in any bankruptcy proceeding of any person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code; (iv) any extension of credit or the grant of any security interest or lien under Section 363 of the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (vi) the avoidance of any security interest or lien in favor of the Bank for any reason; or (vii) any action taken by the Bank that is authorized by this paragraph or any other provision of this Guaranty.

Each Guarantor assumes the risk of keeping itself informed concerning the financial condition of the Company and all other circumstances bearing upon the risk of nonpayment of the Indebtedness of the Company in favor of the Bank arising under the Loan Documents.

Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

(a)                                  any defense based upon the doctrine of marshaling of assets or upon an election of remedies by the Bank, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

(b)                                 any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(c)                                  any duty on the part of the Bank to disclose to such Guarantor any facts the Bank may now or hereafter know about the Company, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, since such Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

(d)                                 any and all claims for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Company, by reason of the existence of this Guaranty, or by reason of the payment by such Guarantor of any Indebtedness or the performance of this Guaranty or of any other Loan Documents, until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit under the Credit Agreement or any of the Loan Documents (whether optional or obligatory), or any Letter of Credit or Acceptance remains outstanding, and any amounts paid to such Guarantor on account of any such claim at any time shall be held by such Guarantor in trust for the Bank, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Bank in the exact form received by such Guarantor (duly endorsed to Bank by such Guarantor, if required), to be applied to such Guarantor’s obligations under this Guaranty, whether matured or unmatured, in such order and manner as Bank may determine; and

(e)                                  any other event or action (excluding compliance by such Guarantor with the provisions hereof or the payment and satisfaction in full of the Indebtedness and the termination or expiration of any commitments by the Bank to extend any credit under the Credit

Agreement or any of the other Loan Documents, whether optional or obligatory) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of the undersigned’s rights as discussed above and that the Bank is relying on this waiver in extending credit to the Company.

The Bank may deal with the Company and any security held by them for the obligations of the Company in the same manner and as freely as if this Guaranty did not exist and the Bank shall be entitled, without notice to any of the Guarantors, among other things, to grant to the Company such extension or extensions of time to perform any act or acts as may seem advisable to the Bank at any time and from time to time, and to permit the Company to incur additional indebtedness to the Bank without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder. Each Guarantor waives all rights to participate in any security now or hereafter held by the Bank except until such time as it is entitled to exercise rights in connection with any claims for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, as set forth in clause (d) of Section 3.

The Bank may proceed, in its own name or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Bank shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

No waiver or release shall be deemed to have been made by the Bank of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the Bank as determined pursuant to the Credit Agreement, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Bank or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

At the option of the Bank, any or all of the Guarantors may be joined in any action or proceeding commenced by the Bank against the Company or any of the other parties providing collateral for any Indebtedness covered by this Guaranty in connection with or based upon the Credit Agreement, the Letters of Credit (and any application or related documentation in connection therewith), the Acceptances (and any related documentation in connection therewith) or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Bank first assert, prosecute or exhaust any remedy or claim against the Company and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty.

4.                                       Representations and Warranties. Each Guarantor (i) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Section 7 of the Credit Agreement to the extent applicable to such Guarantor and those matters set forth in the recitals, and such representations and warranties shall be deemed to be true and correct in all material respects on or as of the date hereof; and (ii) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.

5.                                       Miscellaneous.

5.1                                 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan.

5.2                                 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

5.3                                 Notice. All notices or other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given as provided in Section 8.5 of the Credit Agreement; or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

5.4                                 Right of Offset. Each of the Guarantors acknowledges the rights of the Bank, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Indebtedness of any Guarantor to the Bank under this Guaranty, any amount owing by the Bank to such Guarantors, whether represented by any deposit of such Guarantors (or any of them) with the Bank or otherwise.

5.5                                 Right to Cure. Each of the Guarantors shall have the right to cure any Event of Default under the Credit Agreement or the other Loan Documents with respect to obligations of the other Guarantors thereunder; provided that such cure is effected within the applicable grace period or period for cure thereunder, if any; and provided further that such cure can be effected in compliance with the Credit Agreement.  Except to the extent of payments of principal, interest and/or other sums actually received by the Bank pursuant to such cure, the exercise of such right to cure by any Guarantor shall not reduce or otherwise affect the liability of any other Guarantor under this Guaranty.

5.6                                 Amendments. The terms of this Guaranty may be waived, altered, modified, amended, supplemented or terminated only by an instrument in writing signed by the parties, except as provided herein and in accordance with the Credit Agreement. In accordance with Section 8.16 of the Credit Agreement, future Subsidiaries (as defined in the Credit Agreement) shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Bank that certain joinder agreement in the form attached to this Guaranty as Exhibit “A”.

5.7                                 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. The Bank may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Bank may, without notice to any Guarantors, extend or renew any part or all of any Indebtedness of the Company under the Credit Agreement or otherwise, and may permit any such Person to incur additional Indebtedness, without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.

5.8                                 Release.  Upon the termination or expiration of the commitment of the Bank to extend credit to the Company under the Credit Agreement or any other Loan Document and the satisfaction of the obligations of the Guarantors hereunder, or when none of the Guarantors is subject to any obligation hereunder or under the Credit Agreement or any of the other Loan Documents, the Bank shall deliver to such Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Bank is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Bank, and whether or not the Bank relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Bank relating to the environmental condition of any of property mortgaged or pledged to the Bank by any Guarantor, Company or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Bank or any Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Bank, or any person other than the Company, the Subsidiaries, or Affiliates of the Company or the Subsidiaries), and this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Bank as the direct or indirect result of any such environmental condition but only for which the Company is obligated to the Bank pursuant to the Credit Agreement. For purposes of this Guaranty “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

5.9                                 Consent to Jurisdiction. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States federal or Michigan state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses specified in Section 5.3 hereof in the manner set forth therein.

5.10                           JURY TRIAL WAIVER. EACH OF THE GUARANTORS (AND THE BANK BY ACCEPTING THE BENEFITS HEREOF) HEREBY IRREVOCABLY AGREES TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH THE BANK, ON ONE HAND, AND THE COMPANY OR ANY OF THE GUARANTORS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR OTHERWISE.

5.11                           Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors and the Bank that the amount of the respective Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”).  To that end, but only in the event and to the extent that the Guarantor’s respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor’s respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made hereunder exceeds the limitation contained in this Section 5.11, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Bank upon demand by such Guarantors.  The foregoing proviso is intended solely to preserve the rights of the Bank hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Company nor any Guarantor nor any other Person shall have any right or claim under this Section 5.11 that would not otherwise be available under Applicable Insolvency Laws.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of the date first above written.

INTERACTIVE HEALTH FINANCE CORP.

By:	/s/ Thomas Dragotto

Its: Chief Financial Officer

Exhibit A
to
Guaranty

Joinder Agreement

THIS JOINDER AGREEMENT is dated as of                                                    ,                       by                                                                          (“New Guarantor”).

WHEREAS, pursuant to Section 8.16 of that certain Interactive Health LLC Credit Agreement dated as of December 30, 2003 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Interactive Health LLC, a Delaware limited liability company (“Company”) and Comerica Bank (“Bank”), and pursuant to Section 5.6 of that certain Guaranty dated as of February 13, 2004 (as amended or otherwise modified from time to time, the “Guaranty”) executed and delivered by the Guarantors named therein (“Guarantors”) in favor of the Bank, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guaranty.

NOW THEREFORE, as a further inducement to the Bank to continue to provide credit accommodations to the Company, New Guarantor hereby covenants and agrees as follows:

1.                                       All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

2.                                       New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 8.16 of the Credit Agreement and Section 5.6 of the Guaranty and does so in consideration of the Indebtedness existing from time to time under the Credit Agreement (and the other Loan Documents, as defined in the Credit Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

3.                                       New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

4.                                       No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

5.                                       This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Guarantor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of                                      ,                .

[NEW GUARANTOR]

By:

Its:

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